                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [X] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 USG CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 USG CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                                 USG CORPORATION

            OVERVIEW OF LONG TERM EQUITY PLAN PROPOSAL FOR 2000 PROXY


PROPOSED ALLOCATION OF SHARES

- USG proposes to allocate 2.4 million shares to the Long Term Equity Plan component of the Omnibus Management Incentive Plan for use during the period 2001 - 2003 (an average of 800,000 shares per year).

- The shares (in the form of options or restricted shares) would be granted to senior managers as part of USG's management compensation plan.

-    Approximately 200 managers currently participate in the Long term Equity
     Plan.

- The prior allocation of 1.65 million shares for the period 1998 - 2000 has been virtually exhausted, leaving almost no shares available for compensation purposes.


PURPOSE OF LONG TERM EQUITY PLAN

- Equity grants are used to align the interests of management with those of shareholders.

- Equity grants link compensation with attainment of strategic business objectives.

- Equity grants are crucial in providing competitive compensation to attract and retain management talent in a very tight labor market. Significant grants to senior managers (and increasingly to middle managers) are the norm among organizations with which USG competes for management talent.

- USG has instituted guidelines mandating stock ownership by senior managers who participate in the Long term Equity Plan.

COMPARATIVE DATA

- The proposed allocation is appropriate for an organization of USG's size--about 1.67% of shares outstanding per year.

- Surveys by Towers Perrin and Pearl Meyers & Partners, Inc. indicate the average annual allocation for large organizations is about 2.0% of shares outstanding.

- The potential dilutive effect is within guidelines established by Institutional Shareholder Services and large institutions such as Fidelity.